 Exhibit 10.1

Contract Affirmation

of

Second Amendment

to

Employment Agreement

between

U.S. Premium Beef, LLC

and

Steven D. Hunt

2003-2009

            Whereas,  Steven D. Hunt (the “Executive”) and U. S. Premium Beef, LLC (“USPB”) entered into an Employment Agreement dated as of September 1, 2004 (the “Agreement”);

            Whereas, the Executive desires to amend the Agreement in the manner described below effective as of the date of this Contract Affirmation; and

Whereas, the Executive will request USPB to adopt and approve such amendment of the Agreement when the Board of Directors is next able to convene;

            Now, therefore, the Executive hereby agrees that it is his intention to be contractually bound to the provisions of the Second Amendment of the Agreement set forth below effective as of the date of this Contract Affirmation.  The Executive further acknowledges and agrees that, effective as of the date hereof, USPB is the intended beneficiary of the provisions of this Contract Affirmation of Second Amendment and is entitled to enforce such provisions as legal and binding obligations of the Executive.

Second Amendment of the Agreement

            The Employment Agreement dated as of September 1, 2004 between U.S. Premium Beef, LLC and Steven D. Hunt (the “Agreement”) is amended to comply with the formal requirements of Section 409A of the Internal Revenue Code and related regulations.  Prior to January 1, 2009, the Agreement was interpreted and administered in good faith compliance with Section 409A and the Second Amendment does not apply to or document the terms of the Agreement in effect before January 1, 2009.  Effective January 1, 2009, the Agreement is amended to provide as follows:

1.         All amounts payable under the Agreement, to the extent payable after December 31, 2008, shall be paid not later than December 31, 2009.  All contractual rights that will expire in accordance with the terms of the Agreement, unless exercised under the terms of the Agreement, must be exercised not later than August 31, 2009 or such later date as contemplated by the terms of the Agreement, provided that the parties do not, by this Second Amendment, intend to extinguish or modify any contractual rights available to Steven D. Hunt pursuant to the Agreement prior to the adoption of this Second Amendment except as expressly provided in this Amendment.

2.         The provisions of paragraph 1 shall not extend the payment date or deadline for amounts that became payable before January 1, 2009 or allow payment at a time later than provided under the terms of the Agreement prior to amendment.

/s/ Steven D. Hunt
Steven D. Hunt

December 31, 2008
Date